As filed with the Securities and Exchange Commission on December 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LIMINAL BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

440 Armand-Frappier Boulevard, Suite 300

Laval, Québec

H7V 4B4

+1 450 781 0115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

+1 212 947 7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Segal Divakar Gupta Jaime L. Chase Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300	Pierre-Yves Leduc Julien Robitaille-Rodriguez Stikeman Elliott LLP 1155 René-Lévesque Boulevard West, 41st floor Montréal, Québec H3B 3V2 (514) 397-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any updates issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares, no par value per share	(2)	(3)	(3)	—
Debt Securities	(2)	(3)	(3)	—
Warrants	(2)	(3)	(3)	—
Rights	(2)	(3)	(3)	—
Units	(2)	(3)	(3)	—
Total Offering			$200,000,000	$21,820
(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)

There are being registered hereunder such indeterminate number of the securities of each class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $200 million. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 1, 2020

PROSPECTUS

$200,000,000

Common Shares

Debt

Warrants, Rights

Units

__________________________________________

We may offer, issue and sell from time to time, in one or more offerings, common shares, debt, warrants, rights or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $200,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 48.

Our common shares are traded on the Nasdaq Global Market, or the Nasdaq, under the symbol “LMNL.” On November 27, 2020, the closing price of our common shares as reported on the Nasdaq was $4.14 per common share.

__________________________________________

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 53 of this prospectus.

Owning our securities may subject you to tax consequences both in Canada and in the United States. This prospectus and any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in this prospectus and any applicable prospectus supplement. In addition, your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of Canada, many of our officers and directors and experts named in this prospectus are residents of Canada or elsewhere outside of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. See “Enforcement of Civil Liabilities.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as part of a “shelf” registration process. Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus only provides you with a general description of the securities we may offer.

Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Our fiscal year ends on December 31. None of our financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

Unless the context otherwise requires, we use the terms “Liminal,” “company,” “we,” “us” and “our” in this prospectus to refer to Liminal BioSciences Inc. and, where appropriate, our subsidiaries. This prospectus includes registered and unregistered trademarks such as Liminal BioSciences™ and Ryplazim®, which are protected under applicable intellectual property laws and are the property of Liminal. Solely for convenience, our trademarks referred to in this prospectus and in other publicly filed documents may appear without the ® or ™ symbol, but such references are not intended to indicate, in any way, that we will not assert our rights to the fullest extent under applicable law. All other trademarks used in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Overview

We are a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing novel treatments for patients suffering from diseases that have a high unmet medical need, including those related to fibrosis, respiratory, liver and kidney diseases. We have a deep understanding of certain biological targets and pathways that have been implicated in the fibrotic process, including fatty acid receptors such as free fatty acid receptor 1, FFAR1 (also known as G-protein-coupled receptor 40, or GPR40), a related receptor (G-protein-coupled receptor 84, or GPR84) and peroxisome proliferator-activated receptors, or PPARs. In preclinical studies, we observed that targeting these receptors promoted normal tissue regeneration and scar resolution, including preventing the progression of, and reversing established fibrosis. We also have encouraging clinical data that we believe supports the translatability of our preclinical data observations to the clinic. We have leveraged this understanding, as well as our experience with generating small molecules, to build a pipeline of differentiated product candidates. Our research program is focused on inflammatory, fibrotic and metabolic conditions in patients with liver, respiratory or renal disease, with an emphasis on rare orphan diseases.

Our lead small molecule product candidate, fezagepras (also known as PBI-4050), is currently being developed for the treatment of respiratory, liver and kidney fibrosis-related diseases, with our initial focus being in idiopathic pulmonary fibrosis, or IPF. Fezagepras is an anti-inflammatory and anti-fibrotic small molecule designed to modulate the activity of multiple receptors, including GPR40 and PPAR alpha. Fezagepras has been observed to regulate several cell types involved in the fibrotic pathway: macrophages, fibroblasts/myofibroblasts and epithelial cells. We have observed that fezagepras regulates fibrotic and inflammatory markers in rodent and normal human fibroblasts, idiopathic pulmonary fibrosis patient fibroblasts, human epithelial cells and in rodent macrophages.

Before the end of 2020, we plan to initiate a Phase 1 clinical trial to evaluate multiple ascending doses of fezagepras in healthy volunteers. The data from this Phase 1 clinical trial will help define dose levels and regimen to determine the most appropriate indications to be pursued and inform the design of any future clinical trials. Pending results of the Phase 1 clinical trial, we expect that in the second half of 2021 we will be in a position to initiate a global Phase 2b clinical trial in patients with IPF and a Phase 1b/2a clinical trial, likely in the United States, in patients with high triglyceride levels (hypertriglyceridemia) for fezagepras. Fezagepras has been granted Orphan Drug Designation by the U.S. Food and Drug Administration, or FDA, and the European Medicines Agency, or EMA, for the treatment of Alström syndrome as well as for the treatment of IPF. Fezagepras has also been granted the Promising Innovative Medicine, or PIM, designation by the UK Medicines and Healthcare products Regulatory Agency, or MHRA, for the treatment of Alström syndrome and IPF.

Our lead plasma-derived product candidate, Ryplazim® (plasminogen), or Ryplazim, is a highly purified glu-plasminogen derived from human plasma that acts as a plasminogen replacement therapy for patients deficient in plasminogen protein. We are currently developing Ryplazim for the treatment of signs and symptoms associated with congenital plasminogen deficiency, or C-PLGD, a rare disorder associated with abnormal accumulation or growth of fibrin-rich pseudomembranous lesions on mucous membranes. Left untreated, these lesions may impair organ function and impact quality of life. Congenital plasminogen deficiency is caused by mutations in plasminogen, the gene coding for production of the zymogen plasminogen. We resubmitted a BLA, to the FDA, in the third quarter of 2020, based on the results from our open-label Phase 2/3 clinical trial of Ryplazim for the treatment of congenital plasminogen deficiency completed in October 2018. The Prescription Drug User Fee Act, as amended, or PDUFA, target action date is June 5, 2021. If we receive regulatory approval on this timeline, we currently plan to launch Ryplazim in the United States in 2021 and may also seek to enter into potential marketing collaborations and patient access programs for Ryplazim, including in selected non-U.S. markets in 2021 and 2022.

Ryplazim was granted Orphan Drug Designation and the Rare Pediatric Disease Designation by the FDA for the treatment of congenital plasminogen deficiency. If our BLA for Ryplazim is approved by the FDA, we may be also eligible to receive a Pediatric Review Voucher, or PRV, from the FDA. If we receive regulatory approval on Ryplazim, and if we receive a PRV for Ryplazim, we anticipate seeking to monetize any such PRV in 2021.

We are developing a selective GPR84 antagonist candidate that we believe could be used as monotherapy or in combination with other approved drugs. GPR84 is a pro-inflammatory target primarily expressed on cells associated with the immune system and its expression levels increase significantly during periods of inflammatory stress. Inhibition of GPR84 can inhibit neutrophil and macrophage migration and reduce cytokine release. Our GPR84 antagonist program is currently at the pre-clinical stage. Pending the outcome of our preclinical research, we plan to nominate a preclinical product candidate for our GPR84 antagonist program early in 2021.

We are developing an oral, selective OXER1 antagonist candidate. OXER1 is a GPCR that is highly selective for 5-oxo-ETE, believed to be one of the most potent human eosinophil chemo-attractants. Migration of eosinophils to body sites including the lungs and intestines is mediated by eosinophil chemo-attractants such as 5-oxo-ETE. Eosinophils play a key role in Type 2 inflammation-driven diseases, including respiratory diseases and gastro-intestinal diseases. Our OXER1 antagonist program is currently at the preclinical stage.

Risks Associated with Our Business

Our business is subject to numerous risks. You should read these risks before you invest in our securities. In particular, our risks include, but are not limited to, the following:

•

We will require additional funding and may not be able to raise the capital necessary to continue as a going concern or to complete the research and development of our pipeline of product candidates and their commercialization, if approved.

•	We are not profitable and may never achieve profitability.
•	The market conditions or our business performance may prevent us from having access to the public markets in the future.
•	Our commercial success depends largely on the development and commercialization of our product candidates.
•

We do not have the required regulatory approval to commercialize our product candidates and cannot guarantee that we will obtain such regulatory approval. We received a complete response letter from the FDA regarding Ryplazim, declining to approve the existing BLA in its current form. We may also be required to conduct post-approval clinical trials as a condition to licensing a product.

•	The manufacture, marketing and sale of our products, if any, will be subject to ongoing and extensive governmental regulation in the country in which we intend to market our products.
•

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

•	Clinical trials may not demonstrate a clinical benefit of our product candidates.
•	Our product candidates could cause undesirable and potentially serious side effects during clinical trials that could delay or prevent their regulatory approval or commercialization.
•

Even if we obtain marketing approvals for our product candidates, the terms of approvals and ongoing regulation of our products may limit how we manufacture and market our products and compliance with such requirements may involve substantial resources, which could materially impair our ability to generate revenue.

•	Any product candidate for which we obtain marketing approval could be subject to post-marketing restrictions or recall or withdrawal from the market, and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our product candidates, when and if any of them are approved.
•	The success of our product candidates is influenced by our collaborations with our partners and any adverse developments in our relationship with our partners could materially harm our business.
•

We have entered, and may in the future enter into, collaboration agreements with third parties for the development and commercialization of our product candidates, which may adversely affect our ability to generate revenue.

•	Our business could be adversely affected by the effects of health epidemics, including the global COVID-19 pandemic.
•	Our failure to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our product candidates.
•	The price of our common shares historically has been volatile. This volatility, and the sale of substantial amounts of our common shares, could adversely affect the price of our common shares.
•

We are a “controlled company” within the meaning of the applicable Nasdaq listing rules and, as a result, qualify for exemptions from certain corporate governance requirements. If we rely on these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to such requirements.

Corporate Information

We were incorporated on October 14, 1994 under the Canada Business Corporations Act, or the CBCA, under the name Innovon Life Sciences Holdings Limited. We changed our name to “Prometic Life Sciences Inc.” on May 19, 1998 and subsequently changed our name to “Liminal BioSciences Inc.” on October 3, 2019. On July 28, 1998, our common shares began trading on the TSX under the trading symbol “PLI” and, on October 7, 2019, began trading under the trading symbol “LMNL.” On November 18, 2019, our common shares began trading on Nasdaq under the trading symbol “LMNL.” On August 5, 2020, we voluntarily delisted our common shares from the TSX.

We are structured as a parent company with separate operating entities which are all directly or indirectly controlled by us. Our head and registered office is located at 440 Armand-Frappier Blvd., Suite 300, Laval, Québec, Canada H7V 4B4. The telephone number of our principal executive offices is 1-450-781-0115 and our corporate website is www.liminalbiosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act; and
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis).

As a result, we do not know if some investors will find our securities less attractive. The result may be a less active trading market for our securities, and the price of our securities may become more volatile.

Section 107 of the JOBS Act also provides that an emerging growth company that prepares its financial statements in accordance with U.S. GAAP can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards. However, our financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and therefore we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

We will remain an emerging growth company until the earliest of: (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion; (2) the last day of fiscal year 2024; (3) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur on the last day of any fiscal year that the aggregate worldwide market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during any three-year period.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in Section 405 of the Securities Act. As a foreign private issuer, we are exempt from certain rules under the Exchange Act, applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Foreign private issuers are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

The Securities We May Offer

Under this prospectus, we may offer common shares, various series of debt securities and warrants to purchase any of such securities, up to a total aggregate offering price of $200,000,000, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exchange or sinking fund terms;

•	ranking;
•	restrictive covenants;
•	voting or other rights; and
•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the estimated net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2019 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

statements regarding the impact of the COVID-19 pandemic and its effects on our operations, research and development, clinical trials, regulatory submissions and approvals, and financial position, and its potential effects on the operations of third-party service providers and collaborators with whom we conduct business;

•	our ability to develop, manufacture and successfully commercialize value-added pharmaceutical products;
•	our ability to obtain required regulatory approvals;
•	the availability of funds and resources to pursue research and development projects;
•	the successful and timely completion of our clinical trials;
•	our ability to take advantage of business opportunities in the pharmaceutical industry;
•	our reliance on key personnel, collaborative partners and other third parties;
•	the validity and enforceability of our patents and proprietary technology;
•	expectations regarding our ability to raise capital;
•	the use of certain hazardous materials;
•	the availability and sources of raw materials;
•	our manufacturing capabilities;
•	currency fluctuations;
•	the value of our intangible assets;
•	negative operating cash flow;
•	the outcome of any current or pending litigation against us;
•	uncertainties related to the regulatory process and approvals;
•	increasing data security costs;
•	costs related to environmental safety regulations;
•	competing drugs, as well as from current and future competitors;
•	developing products for the indications we are targeting;
•	market acceptance of our product candidates by patients and healthcare professionals;
•	availability of third-party coverage and adequate reimbursement;

•	general changes in economic or market conditions; and
•	volatility of our share price.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

OFFER STATISTICS, EXPECTED TIMETABLE AND LISTING

We may sell from time to time pursuant to this prospectus (as may be detailed in a prospectus supplement) an indeterminate number of common shares, debt securities, rights, warrants and units, either individually or in combination, as shall have a maximum aggregate offering price of up to $200,000,000. The actual price per share or per security of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

On July 28, 1998, our common shares began trading on the TSX under the trading symbol “PLI” and, on October 7, 2019, began trading under the trading symbol “LMNL.” On November 18, 2019, our common shares began trading on Nasdaq under the trading symbol “LMNL.” On August 5, 2020, we voluntarily delisted our common shares from the TSX.

There is currently no public trading market for our debt securities or warrants.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise set forth in a prospectus supplement, we currently intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes. Accordingly, we will have significant discretion in the use of any net proceeds. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF INCORPORATION

The following describes our issued share capital, highlights certain differences in corporate law in Canada and the United States and summarizes the material provisions of our articles of incorporation and bylaws. Please note that this summary is not intended to be exhaustive. For further information, please refer to the full version of our articles of incorporation and by-laws, which are included as an exhibit to the registration statement of which this prospectus is a part.

General

Our authorized share capital consists of an unlimited number of common shares and an unlimited number of preferred shares issuable in series, each with no par value. The following is a summary of certain material attributes and characteristics of our share capital.

Reconciliation of the Number of Common Shares Outstanding through August 31, 2020

Shares outstanding at December 31, 2017	710,549
Issued to acquire assets	1,113
Issued to acquire non-controlling interest	4,712
Exercise of stock options	1,677
Shares issued pursuant to a restricted share unit plan	310
Shares issued for cash	1,945
Shares outstanding at December 31, 2018	720,306
Issued to acquire assets	4,420
Issued pursuant to debt restructuring	15,050,312
Issued for cash	7,536,654
Issued in payment to suppliers	1,472
Shares outstanding at December 31, 2019	23,313,164
Issued to acquire assets	299,141
Exercise of stock options	5,391
Issued pursuant to a restricted share unit plan	10,355
Shares outstanding at August 31, 2020	23,628,051

Common Shares

The holders of common shares are entitled to one vote per common share at all meetings of the shareholders, and are entitled to receive dividends, as may be declared from time to time by our board of directors. In the event of the voluntary (or involuntary) liquidation, dissolution, winding-up or other distribution of our assets, the holders of common shares are entitled to receive our remaining property, subject to the preference right of the holders of preferred shares, if any.

The Rights Plans

Our board of directors and shareholders have also adopted rights plans with respect to our common shares. The Shareholder Rights Plan and the Spin-Off Shareholder Rights Plan, or, together, the Rights Plans, were originally approved by our shareholders on May 3, 2006 for an initial three-year period. The first renewal of the Rights Plans, as amended and restated on March 30, 2009, was approved by our shareholders on May 6, 2009 for an additional three-year period. The second renewal of the Rights Plans, as amended and restated on March 14, 2012, was approved by our shareholders on May 9, 2012, for an additional three-year period. The third renewal of the Rights Plans, as amended and restated on March 25, 2015, was approved by our shareholders on May 13, 2015, for an additional three-year period.

Rights plans adopted by Canadian public companies show a continuing evolution. Our board of directors determined in 2018 that it would be appropriate to make certain amendments to reflect the changes to the take-over bid regime which came into force on May 9, 2016 under Canadian securities legislation, or the Legislative Amendments, as well as other amendments aimed at maintaining the validity of the Rights Plans for the next three years. Changes have also been made in order, among other things, to conform to best Canadian corporate practices and address institutional investor guidelines. On May 9, 2018, our shareholders approved the fourth renewal of the Rights Plans, as amended and restated on March 22, 2018, for an additional three-year period.

The Legislative Amendments, among other things, lengthen the minimum bid period to 105 days (from the previous 35 days), require that all non-exempt take-over bids meet a tender requirement of more than 50% of the outstanding securities held by Independent Shareholders, and require a 10 day extension after the minimum tender requirement is met. Regarding the minimum bid period, a target issuer will have the ability to voluntarily reduce the period to not less than 35 days. Additionally, the minimum bid period may be reduced due to the existence of certain competing take-over bids or alternative change in control transactions.

The recent Legislative Amendments address some of the concerns that rights plans were originally designed to address, particularly as they relate to providing our board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over is made for us. However, the recent Legislative Amendments do not address the risk of a “creeping bid” (where a person may acquire a controlling position in a company in reliance on exemptions from the take-over bid rules, without having to make a take-over bid to all shareholders and without having to pay a control premium). Our board of directors continues to believe that a rights plan is still in our best interests to provide protection against certain actions that could result in unequal treatment of shareholders under Canadian securities laws, including the following: (i) a person could acquire effective control of us under one or more private agreements at a premium to the market price, resulting in a change of control transaction without the payment of a premium to all shareholders, (ii) a person could slowly accumulate common shares through stock exchange acquisitions over time, resulting in an acquisition of effective control without payment of fair value for control, (iii) a person seeking to acquire control of us could enter into agreements with shareholders who, together with the acquiror, hold more than 20% of our outstanding common shares, irrevocably committing such holders to tender their common shares to a take-over bid, the effect of which would be to significantly hamper, if not terminate, any reasonable prospect for our board of directors to run a value enhancing auction process, and (iv) it may be possible for a person to engage in transactions outside of Canada without regard to the take-over bid protections of Canadian securities laws. The Rights Plans encourages a potential bidder to proceed either by way of a Permitted Bid (as described below), which requires the take-over to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our board of directors.

Shareholder Rights Plan

Issue of rights

Under the Shareholder Rights Plan, one right, or Right, was issued and attached to each outstanding common share, subject to the limitations set forth in the Shareholder Rights Plan. The Rights are not exercisable until the Separation Time (as defined below).

Acquiring Person

An Acquiring Person is a person that beneficially owns 20% or more of the outstanding common shares. An Acquiring Person does not, however, include us or any subsidiary of ours, or any person that becomes the beneficial owner of 20% or more of our common shares as a result of certain exempt transactions. Investment managers (for client accounts), trust companies and pension funds (acting in their capacity as trustees and administrators) are not Acquiring Persons, provided that they are not making, or are not part of a group making, a take-over bid.

Rights exercise privilege

The acquisition by any person of 20% or more of our common shares, other than by way of a take-over bid permitted by the Shareholder Rights Plan, or a Permitted Bid, or pursuant to another exemption available under the Shareholder Rights Plan, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person and any person acting jointly or in concert with the Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten Trading Days after the occurrence of the Flip-in Event: (i) the Rights will become exercisable; (ii) the Rights will separate from our common shares; and (iii) each Right shall constitute the right for the holder thereof, other than an Acquiring Person and any person acting jointly or in concert with the Acquiring Person, to purchase from us that number of common shares having an aggregate market price on the date of occurrence of such Flip-in Event equal to twice the Exercise Price (as described in the following paragraph), for an amount equal in cash to the Exercise Price, subject to certain anti-dilution adjustments, in effect providing for a 50% discount relative to the Market Price. For example, if on the date of occurrence of the Flip-in Event, the market price of a common share is $10, the Exercise Price would be $50 and a holder of a Right would be entitled to purchase ten common shares (twice the Exercise Price divided by the Market Price, or (2 x $50) ÷ $10 = 10 common shares) for an aggregate exercise price of $50.

The Rights will also separate from our common shares and will be exercisable ten trading days, or the Separation Time, after a person has commenced, or announced its intention to commence a take-over bid, to acquire 20% or more of our common shares, other than by an acquisition pursuant to a Permitted Bid or pursuant to another exemption available under the Shareholder Rights Plan. The Exercise Price is an aggregate dollar amount equal to the market price of our common shares, determined as at the Separation Time, multiplied by five. For example, if as at the Separation Time, the market price per common share is $10, the Exercise Price would be $50.

The issue of the Rights is not initially dilutive. Upon a Flip-in Event occurring and the Rights separating from our common shares, reported earnings per common share on a diluted or non-diluted basis may be affected. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may incur substantial dilution of their shareholdings.

Prior to the Separation Time, the Rights will be evidenced either by a legend imprinted on certificates for common shares or by book entry notation. Prior to the Separation Time, Rights will not be transferable separately from the attached common shares. From and after the Separation Time, the Rights may be evidenced by Rights certificates or in book entry form, and will be transferable and tradable separately from our common shares.

Permitted Bids and Competing Permitted Bids

The requirements for a Permitted Bid include the following:

•	the take-over bid must be made by way of a take-over bid circular;
•	the take-over bid must be made to all registered holders of our common shares, other than the offeror;
•

the take-over bid must be outstanding for a minimum period of 105 days, or such shorter minimum period as provided for in National Instrument 62-104, and common shares tendered pursuant to the take-over bid;

•

may not be taken up prior to the expiry of the 105-day period (or applicable shorter period) and then only if, at such time, more than 50% of our common shares (other than those owned by the bidder on the date of the take-over bid) have been tendered to the take-over bid and not withdrawn; and

•

if more than 50% of our common shares (other than those owned by the bidder on the date of the take-over bid) are tendered to the take-over bid within the 105-day period (or applicable shorter period), the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of our common shares for an additional ten days from the date of such announcement.

The Shareholder Rights Plan provides that a competing Permitted Bid, or a Competing Permitted Bid, made while a Permitted Bid is in existence will not trigger a Flip-in-Event. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid, except that no common shares can be taken up prior to the close of business on the last day of the minimum initial deposit period that such take-over bid must remain open pursuant to National Instrument 62-104 after the date of the take-over bid constituting the Competing Permitted Bid.

Lock-up agreements

A bidder may enter into lock-up agreements, or Permitted Lock-up Agreements, with our shareholders, or Locked-up Persons, whereby such Locked-up Persons agree to tender their common shares to the take-over bid, or the Lock-up Bid, without a Flip-in Event occurring. More specifically, a person will not be deemed to beneficially own any common share because the common share has been agreed to be tendered pursuant to a Permitted Lock-up Agreement until the earlier of the tendered share being taken up or paid for. Any Permitted Lockup Agreement must allow the Locked-up Person to withdraw his or her common shares to tender to another take-over bid or to support another transaction (i) at a price per common share that exceeds the price per common share offered under the Lock-up Bid, or (ii) at an offering price that exceeds the Lock-up Bid offering price by a specified minimum amount not exceeding 7% of the Lock-up Bid offering price. A Permitted Lock-up Agreement may nevertheless contain a right of first refusal or require a period of delay to give a bidder an opportunity to match a higher price in another transaction, so long as such limitation does not preclude the exercise by the Locked-up Person of the right to withdraw common shares in sufficient time to tender to another take-over bid or to support another transaction.

Copies of Permitted Lock-up Agreements must be made available to us and to the public. Furthermore, all Permitted Lock-up Agreements must also provide that, if a Locked-up Person fails to deposit or tender his or her common shares to the Lock-up Bid, or withdraws common shares previously tendered to the Lockup Bid in order to deposit such common shares to another take-over bid or to support another transaction, no break-up fees or other penalties can be required of such Locked-up Person where such penalties, in the aggregate, exceed the greater of (i) 2.5% of the price or value payable under the Lock-up Bid to the Locked-up Person; and (ii) 50% of the amount by which the price or value payable to the Locked-up Person under another take-over bid or transaction exceeds what such Locked-up Person would have received under the Lock-up Bid.

Waiver and redemption

Subject to the approval of holders of our common shares, our board of directors, acting in good faith, may at any time prior to the occurrence of a Flip-in Event, and upon prior written notice delivered to the Rights Agent, that would occur by reason of an acquisition of common shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of our common shares (or otherwise as outlined in the paragraph below), waive the application of the Shareholder Rights Plan to such Flip-in Event. In the event that our board of directors proposes such a waiver, our board of directors shall postpone the Separation Time to a date subsequent to and not more than ten business days following the meeting of shareholders called to approve such waiver.

Our board of directors may also, prior to the occurrence of a Flip-In Event, waive the application of the Shareholder Rights Plan to a particular Flip-In Event which would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities legislation to all holders of our common shares. In such event, our board of directors shall also be deemed to have waived the application of the Shareholder Rights Plan to any other Flip-In Event occurring as a result of any other take-over bid made under a circular prepared in accordance with applicable securities legislation to all holders of common shares prior to the expiry of any take-over bid for which the Shareholder Rights Plan has been waived or deemed to have been waived.

Our board of directors may also waive the application of the Shareholder Rights Plan to a Flip-in Event, if our board of directors  has determined that a person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person, and that Acquiring Person has reduced its beneficial ownership of common shares (or has entered into a contractual arrangement with us, acceptable to our board of directors, to do so within 30 days or such earlier or later date as determined by our board of directors) such that at the time the waiver becomes effective it is no longer an Acquiring Person, and in the event of such waiver, the Flip-in Event will be deemed to have never occurred.

All other waivers require approval of the holders of our common shares, or holders of Rights if after the Separation Time.

Subject to the approval of holders of our common shares or Rights, as applicable, our board of directors may, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at $0.00001 per Right, appropriately adjusted for anti-dilution as set out in the Shareholder Rights Plan.

Supplements and amendments

We may from time to time supplement or amend the Shareholder Rights Plan without the approval of any holders of Rights or our common shares to correct any clerical or typographical error, or to maintain the validity or effectiveness of the Shareholder Rights Plan as a result of a change in any applicable legislation or regulations or rules thereunder. Any amendments made by us as a result of a change in any applicable legislation or regulations or rules thereunder shall be submitted to the holders of our common shares or Rights holders, as applicable, for ratification not later than on the date of the next meeting of shareholders.

Subject to the approval of holders of our common shares or Rights, as applicable, we may also, at any time, supplement or amend the Shareholder Rights Plan for any other purpose (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

Expiration time

The Shareholder Rights Plan will remain in force until the new Expiration Time, being the earlier of the Termination Time (the time at which the right to exercise Rights (as defined below) terminates pursuant to the Rights Plan) and the close of business on the date of our annual meeting of shareholders to be held in 2021.

Effect on duties of our board of directors

The Shareholder Rights Plan does not detract from or lessen the duty of our board of directors to act honestly and in good faith keeping in mind the best interests of us and our shareholders. Our board of directors will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate if and when a take-over bid is made for us, whether it constitutes a Permitted Bid or not.

Rights Agent

Computershare Trust Company of Canada.

Rightholder not a Shareholder

Until a Right is exercised, the holder thereof as such will have no rights as a shareholder of ours.

The Spin-Off Shareholder Rights Plan

Issue of rights

Under the Spin-Off Shareholder Rights Plan, one right, or Right, was issued and attached to each outstanding common share, subject to the limitations set forth in the Spin-Off Shareholder Rights Plan. The Rights are not exercisable until the Separation Time (as defined below).

Acquiring Person

An Acquiring Person is a person that beneficially owns 20% or more of the outstanding common shares. An Acquiring Person does not, however, include us or any subsidiary of ours, or any person that becomes the beneficial owner of 20% or more of our common shares as a result of certain exempt transactions. Investment managers (for client accounts), trust companies and pension funds (acting in their capacity as trustees and administrators) are not Acquiring Persons, provided that they are not making, or are not part of a group making, a take-over bid.

Rights exercise privilege

The acquisition by any person of 20% or more of our common shares, other than by way of a take-over bid permitted by the Spin-Off Shareholder Rights Plan, or a Permitted Bid, or pursuant to another exemption available under the Spin-off Shareholder Rights Plan, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person and any person acting jointly or in concert with the Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten Trading Days after the occurrence of the Flip-in Event: (i) the Rights will become exercisable; (ii) the Rights will separate from our common shares; and (iii) each Right shall constitute the right for the holder thereof, other than an Acquiring Person and any person acting jointly or in concert with the Acquiring Person, to purchase from us a unit comprised of one Class A common share of PBI, one Class A common share of PBP and one share of common stock of PBT for an Exercise Price (as defined in the Spin-Off Shareholder Rights Plan) equal to $0.00001, unless the application of the Spin-Off Shareholder Rights Plan is waived by our board of directors, where applicable.

The Rights will also separate from our common shares and will be exercisable ten trading days, or the Separation Time, after a person has commenced, or announced its intention to commence a take-over bid, to acquire 20% or more of our common shares, other than by an acquisition pursuant to a Permitted Bid or pursuant to another exemption available under the Spin-Off Shareholder Rights Plan. The Exercise Price is an aggregate dollar amount equal to the market price of our common shares, determined as at the Separation Time, multiplied by five. For example, if as at the Separation Time, the market price per common share is $10, the Exercise Price would be $50.

The issue of the Rights is not initially dilutive. Upon a Flip-in Event occurring and the Rights separating from our common shares, reported earnings per common share on a diluted or non-diluted basis may be affected. Holders of Rights who do not exercise their Rights upon the occurrence of a Flip-in Event may incur substantial dilution of their shareholdings.

Prior to the Separation Time, the Rights will be evidenced either by a legend imprinted on certificates for common shares or by book entry notation. Prior to the Separation Time, Rights will not be transferable separately from the attached common shares. From and after the Separation Time, the Rights may be evidenced by Rights certificates or in book entry form, and will be transferable and tradable separately from our common shares.

Permitted Bids and Competing Permitted Bids

The requirements for a Permitted Bid include the following:

•	the take-over bid must be made by way of a take-over bid circular;
•	the take-over bid must be made to all registered holders of our common shares, other than the offeror;
•

the take-over bid must be outstanding for a minimum period of 105 days, or such shorter minimum period as provided for in National Instrument 62-104, and common shares tendered pursuant to the take-over bid;

•

may not be taken up prior to the expiry of the 105-day period (or applicable shorter period) and then only if, at such time, more than 50% of our common shares (other than those owned by the bidder on the date of the take-over bid) have been tendered to the take-over bid and not withdrawn; and

•

if more than 50% of our common shares (other than those owned by the bidder on the date of the take-over bid) are tendered to the take-over bid within the 105-day period (or applicable shorter period), the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of our common shares for an additional ten days from the date of such announcement.

The Spin-Off Shareholder Rights Plan provides that a competing Permitted Bid, or a Competing Permitted Bid, made while a Permitted Bid is in existence will not trigger a Flip-in-Event. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid, except that no common shares can be taken up prior to the close of business on the last day of the minimum initial deposit period that such take-over bid must remain open pursuant to National Instrument 62-104 after the date of the take-over bid constituting the Competing Permitted Bid.

Lock-up agreements

A bidder may enter into lock-up agreements, or Permitted Lock-up Agreements, with our shareholders, or Locked-up Persons, whereby such Locked-up Persons agree to tender their common shares to the take-over bid, or the Lock-up Bid, without a Flip-in Event occurring. More specifically, a person will not be deemed to beneficially own any common share because the common share has been agreed to be tendered pursuant to a Permitted Lock-up Agreement until the earlier of the tendered share being taken up or paid for. Any Permitted Lock-up Agreement must allow the Locked-up Person to withdraw his or her common shares to tender to another take-over bid or to support another transaction (i) at a price per common share that exceeds the price per common share offered under the Lock-up Bid, or (ii) at an offering price that exceeds the Lock-up Bid offering price by a specified minimum amount not exceeding 7% of the Lock-up Bid offering price. A Permitted Lock-up Agreement may nevertheless contain a right of first refusal or require a period of delay to give a bidder an opportunity to match a higher price in another transaction, so long as such limitation does not preclude the exercise by the Locked-up Person of the right to withdraw common shares in sufficient time to tender to another take-over bid or to support another transaction.

Copies of Permitted Lock-up Agreements must be made available to us and to the public. Furthermore, all Permitted Lock-up Agreements must also provide that, if a Locked-up Person fails to deposit or tender his or her common shares to the Lock-up Bid, or withdraws common shares previously tendered to the Lock-up Bid in order to deposit such common shares to another take-over bid or to support another transaction, no break-up fees or other penalties can be required of such Locked-up Person where such penalties, in the aggregate, exceed the greater of (i) 2.5% of the price or value payable under the Lock-up Bid to the Locked-up Person; and (ii) 50% of the amount by which the price or value payable to the Locked-up Person under another take-over bid or transaction exceeds what such Locked-up Person would have received under the Lock-up Bid.

Waiver and redemption

Subject to the approval of holders of our common shares, our board of directors, acting in good faith, may at any time prior to the occurrence of a Flip-in Event, and upon prior written notice delivered to the Rights Agent, that would occur by reason of an acquisition of common shares otherwise than pursuant to a take-over bid made by means of a take-over bid circular to all holders of record of our common shares (or otherwise as outlined in the paragraph below), waive the application of the Spin-Off Shareholder Rights Plan to such Flip-in Event. In the event that our board of directors proposes such a waiver, our board of directors shall postpone the Separation Time to a date subsequent to and not more than ten business days following the meeting of shareholders called to approve such waiver.

Our board of directors may also, prior to the occurrence of a Flip-In Event, waive the application of the Spin-Off Shareholder Rights Plan to a particular Flip-In Event which would occur as a result of a take-over bid made under a circular prepared in accordance with applicable securities legislation to all holders of our common shares. In such event, our board of directors shall also be deemed to have waived the application of the Spin-Off Shareholder Rights Plan to any other Flip-In Event occurring as a result of any other take-over bid made under a circular prepared in accordance with applicable securities legislation to all holders of common shares prior to the expiry of any take-over bid for which the Spin-Off Shareholder Rights Plan has been waived or deemed to have been waived.

Our board of directors may also waive the application of the Spin-Off  Shareholder Rights Plan to a Flip-in Event, if our board of directors  has determined that a person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person, and that Acquiring Person has reduced its beneficial ownership of common shares (or has entered into a contractual arrangement with us, acceptable to our board of directors, to do so within 30 days or such earlier or later date as determined by our board of directors ) such that at the time the waiver becomes effective it is no longer an Acquiring Person, and in the event of such waiver, the Flip-in Event will be deemed to have never occurred.

All other waivers require approval of the holders of our common shares, or holders of Rights if after the Separation Time.

Subject to the approval of holders of our common shares or Rights, as applicable, our board of directors may, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at $0.00001 per Right, appropriately adjusted for anti-dilution as set out in the Spin-Off Shareholder Rights Plan.

Supplements and amendments

We may from time to time supplement or amend the Spin-Off Shareholder Rights Plan without the approval of any holders of Rights or our common shares to correct any clerical or typographical error, or to maintain the validity or effectiveness of the Spin-Off Shareholder Rights Plan as a result of a change in any applicable legislation or regulations or rules thereunder. Any amendments made by us as a result of a change in any applicable legislation or regulations or rules thereunder shall be submitted to the holders of our common shares or Rights holders, as applicable, for ratification not later than on the date of the next meeting of shareholders.

Subject to the approval of holders of our common shares or Rights, as applicable, we may also, at any time, supplement or amend the Spin-Off Shareholder Rights Plan for any other purpose (whether or not such action would materially adversely affect the interests of the holders of Rights generally).

Expiration time

The Spin-Off Shareholder Rights Plan will remain in force until the new Expiration Time, being the earlier of the Termination Time (the time at which the right to exercise Rights (as defined below) terminates pursuant to the Rights Plan) and the close of business on the date of our annual meeting of shareholders to be held in 2021.

Effect on duties of our board of directors

The Spin-Off Shareholder Rights Plan does not detract from or lessen the duty of our board of directors to act honestly and in good faith keeping in mind the best interests of us and our shareholders. Our board of directors will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate if and when a take-over bid is made for us, whether it constitutes a Permitted Bid or not.

Rights Agent

Computershare Trust Company of Canada.

Rightholder not a Shareholder

Until a Right is exercised, the holder thereof as such will have no rights as a shareholder of ours.

The foregoing summaries of the Rights Plans, which summaries are qualified in their entirety by reference to the terms of the Rights Plans. The text of the Rights Plan can be found at www.sedar.com or is available upon request, free of charge, from our Corporate Secretary or from Computershare Trust Company of Canada at the following addresses:

Liminal BioSciences Inc. 440 Armand-Frappier Blvd., Suite 300 Laval, Québec, H7V 4B4	Computershare Trust Company of Canada 1500 Robert-Bourassa Boulevard, 7th Floor Montreal, Québec H3A 3S8

Preferred Shares

We may issue preferred shares in one or more series, each series to consist of such number of shares as determined by our directors, which may also fix the designation, rights, restrictions, conditions and limitations to be attached to the preferred shares of each series.

The holders of preferred shares, if any, do not have any voting rights for the election of directors or for any other purpose, nor are they entitled to attend meetings of the shareholders, except as to any amendment to the rights, privileges, restrictions and conditions attached to the preferred shares, which amendment must be approved by at least 2/3 of the votes cast at a meeting of the holders of preferred shares called for that purpose.

The holders of preferred shares are entitled to dividends, and have preference over the other classes of shares (including common shares) with respect to payment of dividends.

In the event of liquidation, dissolution or winding up of us or other distribution of our assets, the holders of preferred shares are entitled to receive in preference to the holders of any other classes of shares: (i) an amount equal to the amount paid up on such shares, together with, in the case of cumulative dividends, all unpaid cumulative dividends and, in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (ii) if the liquidation, dissolution, winding-up or distribution is voluntary, an additional amount equal to the premium, if any, that would have been payable on the redemption of the preferred shares.

Significant Differences in Corporate Law

We are governed by the CBCA. Significant differences between the CBCA and the Delaware General Corporate Law, or DGCL, which governs companies incorporated in the State of Delaware, include the following. This summary is qualified in its entirety by reference to the DGCL, the CBCA (and the regulations thereunder) and our governing corporate instruments.

Number and Election of Directors

Delaware	Canada

Under the DGCL, the board of directors must consist of at least one number. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation. Under the DGCL, directors are elected at annual stockholder meetings by a plurality vote of the stockholders, unless a shareholder-adopted bylaw prescribes a different required vote.

Under the CBCA, the board of directors must consist of at least three members, at least two of whom shall not be officers or employees of the corporation or its affiliates, so long as Liminal remains a "distributing corporation" for purposes of the CBCA, which includes a corporation whose securities are listed on a recognized stock exchange, in or outside Canada, such as the Toronto Stock Exchange or the NASDAQ Stock Exchange. Under the CBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Our articles of incorporation also provide that the directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Director Qualifications

Delaware law does not have director residency requirements comparable to those of the CBCA. Delaware law permits a corporation to prescribe qualifications for directors under its certificate of incorporation or bylaws.

Under the CBCA, a director is not required to hold a share in our capital as qualification for his or her office but must be qualified as required by the CBCA to become, act or continue to act as a director. The CBCA provides that the following persons are disqualified from being a director of a corporation: (i) a person who is less than 18 years of age; (ii) a person who is of unsound mind and has been so found by a court in Canada or elsewhere; (iii) a person who is not an individual; and (iv) a person who has the status of a bankrupt. Further, the CBCA provides that at least 25% of the directors of the company must be resident Canadians, or at least one of the directors if the company has less than four directors.

Delaware	Canada
Vacancies on the Board of Directors

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under the CBCA, vacancies that exist on the board of directors may be filled by the board of directors if the remaining directors constitute a quorum, unless the vacancy results from an increase in the number or in the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles, in which case, or if the remaining directors do not constitute a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Transactions with Directors and Officers

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

The CBCA requires that a director or officer of a corporation who is: (i) a party to a contract or transaction or proposed contract or transaction with the corporation; or (ii) a director or an officer, a person acting in a similar capacity, of a party to a contract or transaction or proposed contract or transaction, or (iii) has a material interest in, any person who is a party to a contract or transaction or proposed contract or transaction with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors (or committees of directors) the nature and extent of his or her interest. An interested director is prohibited from attending the part of the meeting during which the contract or transaction is discussed and is prohibited from voting on a resolution to approve the contract or transaction except in specific circumstances, such as a contract or transaction relating primarily to his or her remuneration as a director, a contract or transaction for indemnification or liability insurance of the director, or a contract or transaction with an affiliate of the corporation.

Delaware	Canada

If a director or officer does not disclose his or her interest in accordance with the CBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested contrary to the CBCA, the corporation or a shareholder may ask the court to set aside the contract or transaction and to require the director or officer to account to the corporation for any profit or gain realized on it by the director or officer or the associates of the director or officer, and to remit the profit or gain to the corporation, according to the conditions the court sees fit. However, if a director or officer has disclosed his or her interest in accordance with the CBCA and the contract or transaction was reasonable and fair to the corporation at the time it was approved by the directors, the director or officer is not accountable to the corporation or its shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is not invalid by reason only of the interest of the director or officer or that the director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction.

The CBCA further provides that even if a director or officer does not disclose his or her interest in accordance with the CBCA, or (in the case of a director) votes in respect of a resolution on a contract or transaction in which he or she is interested, if the director or officer acted honestly and in good faith and the contract or transaction was reasonable and fair to the corporation at the time it was approved, the director or officer is not accountable to the corporation or to its shareholders for any profit or gain realized from the contract or transaction and the contract or transaction is not invalid by reason only of the director’s or officer’s interest therein, if the contract or transaction has been confirmed or approved by the shareholders by special resolution, on the basis of disclosure in a manner sufficient to indicate the nature of the interest.

Delaware	Canada
Limitation on Liability of Directors

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director's fiduciary duty as a director, except for liability: (i) for breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL which concerns unlawful payment of dividends, stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

The CBCA does not permit the limitation of a director's liability as the DGCL does. However, the CBCA provides that the corporation may indemnify directors and ofﬁcers against liabilities incurred in the course of their duties and may purchase and maintain insurance against any liability incurred by the individual in their capacity as a director or ofﬁcer.

A director may also limit his liability by having his dissent entered into the minutes in respect of a decision or, by resigning from the board.

Call and Notice of Stockholder Meetings

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or bylaws. If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the CBCA, written notice of the shareholders must be given to each shareholder entitled to vote at the meeting not less than twenty-one nor more than sixty days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting (our bylaws provide that written notice must be sent to each shareholder entitled to vote at the meeting not less than twenty-one nor more than fifty days before the date of the meeting). Notice of a meeting of shareholders at which special business is to be transacted must state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.

Under the CBCA, an annual meeting of shareholders must be held no later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the corporation's preceding financial year. Under the CBCA, the directors of a corporation may call a special meeting at any time. A corporation may apply to the court for an order extending the time for calling an annual meeting.

In addition, holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Delaware	Canada
Stockholder Action by Written Consent
Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.	Under the CBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.
Stockholder Nominations and Proposals
Not applicable.

Under the CBCA, a shareholder entitled to vote at a shareholders' meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at a shareholders' meeting and, subject to certain exceptions, such shareholder's compliance with the prescribed time periods and other requirements of the CBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to the meeting for which it solicits proxies. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the last annual shareholders' meeting.

In addition, the CBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five percent of the shares or five percent of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

Delaware	Canada
Amendment of Governing Instrument

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of Bylaws. Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation nay, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Amendment of Articles. Under the CBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Amendment of Bylaws. Under the CBCA, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation and they must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

Votes on Mergers, Consolidations and Sales of Assets

The DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the CBCA, certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances and sales, leases or exchanges of the property of a corporation if as a result of such alienation the corporation would be unable to retain a significant part of its business activities, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by “special resolution” of the shareholders.

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Delaware	Canada
Dissenter's Rights of Appraisal

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Under the CBCA, each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations), (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of that class of shares, (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on, (iv) a continuance under the laws of another jurisdiction, (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business, (vi) the going out of a going-private or a squeeze-out transaction, (vii) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement, or (viii) certain amendments to the articles of a corporation which require a separate class or series vote by a holder of shares of any class or series.

However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy, unless otherwise authorized by the court. The CBCA provides these dissent rights for both listed and unlisted shares.

Under the CBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder's interests.

Delaware	Canada
Oppression Remedy
The DGCL does not provide for a similar remedy.

The CBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to, or that unfairly disregards the interests of, any securityholder, creditor, director or officer of the corporation if an application is made to a court by an “applicant”. An “applicant” with respect to a corporation means any of the following: (i) a present or former registered holder or beneficiary owner of securities of the corporation or any of its affiliates; (ii) a present or former officer or director of the corporation or any of its affiliates; (iii) the Director of Corporation Canada; and (iv) any other person who in the discretion of the court has the interest to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights. Furthermore, the court may order a corporation to pay the interim costs, including legal fees and disbursements, of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint.

Shareholder Derivative Action

Under Delaware law, stockholders may bring derivative actions on behalf of, and for the benefit of, the corporation.

The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains.

Under the CBCA, a complainant may apply to a Canadian court for leave to bring an action in the name of, and on behalf of, the corporation or its subsidiary, or to intervene in an existing action to which the corporation or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or on behalf of its subsidiary. Under the CBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the complainant has given the required notice to the directors of the corporation or of the subsidiary, as applicable, of the shareholder's intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it thinks fit.

Delaware	Canada
Anti-Takeover and Ownership Provisions

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

The CBCA provides rules regarding take-over bids, i.e., an offer made by an offeror to shareholders of a distributing corporation at approximately the same time to acquire all the shares of a class of issued shares, including an offer made by a distribution corporation to repurchase all of the shares or a class of its shares, granting shareholders a right of dissent and the right to demand payment of the fair value of their shares. The CBCA provides that if, within 120 days after the date of a take-over bid made to shareholders of a corporation, the bid is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the bid relates, the offeror is entitled to acquire (on the same terms on which the offeror acquired shares under the take-over bid) the shares held by those holders of shares of that class who did not accept the take-over bid. If a shareholder who did not accept the take-over bid (a dissenting offeree) does not receive an offeror’s notice, with respect to a compulsory acquisition (as described in the preceding sentence), that shareholder may require the offeror to acquire those shares on the same terms under which the offeror acquired (or will acquire) the shares owned by the shareholders who accepted the take-over bid.

Further, rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions, or Multilateral Instrument 61-101, contain requirements in connection with, among other things, ‘related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

Under Multilateral Instrument 61-101, the term “related party” includes directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Delaware	Canada

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy material sent to security holders in connection with related party transaction including related to the valuation. Multilateral Instrument 61-101 also required, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than the related parties, approve the transaction by a simple majority of the votes cast.

Multilateral Instrument 62-104 provides that a take-over bid is triggered when a person makes “an offer to acquire voting securities or equity securities of a class made to one or more persons … where the securities subject to the offer to acquire, together with the offeror's securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire..." When a take-over bid is triggered, an offeror must comply with certain requirements. These include, among other things, making the offer of identical consideration to all holders of the class of security that is the subject of the bid; making a public announcement of the bid in a newspaper; and sending out a bid circular to security holders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a take-over bid are required to evaluate the proposed bid and circulate a directors' circular indicating whether they recommend to accept or reject the bid or are not making a recommendation regarding the bid. Strict timelines must be adhered to.

Multilateral Instrument 62-104 further requires that whenever a person acquires beneficial ownership of, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into voting or equity securities of any class of a reporting issuer that, together with the person's securities of that class, would constitute 10% or more of the outstanding securities of that class, the person must file a press release announcing that fact and file an "early warning report" with applicable Canadian securities regulators. An additional news release and report must be filed at each instance the person acquires an additional 2% or more of the outstanding securities or securities convertible into 2% or more of the outstanding securities.

Delaware	Canada

An "issuer bid" is defined in Multilateral Instrument 62-104 to be "an offer to acquire or redeem securities of an issuer made by the issuer to one or more persons." Similar requirements to a take-over bid exist for issuer bids. Multilateral Instrument 62-104 also contains a number of exemptions to the take-over bid and issuer bid requirements.

Other Important Provisions in our Articles of Incorporation and By-Laws

The following is a summary of certain important provisions of our articles of incorporation, as amended, and our bylaws, as amended. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to our articles of incorporation and bylaws. For further information, please refer to the full version of our articles of incorporation and bylaws, available on request to our Corporate Secretary at our principal business office and are posted on our website at www.liminalbiosciences.com as well as on the SEDAR website at www.sedar.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

Objects and Purposes of the Company

Our articles of incorporation do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles of incorporation on the business that we may carry on.

General Borrowing By-Law

Pursuant to our bylaw no. 2 relating to the borrowing powers of our directors, our board of directors may: (i) borrow money upon our credit in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise; (ii) issue debentures or other securities; (iii) sell, pledge or hypothecate debentures or other securities in such amounts as may be deemed expedient; and (iv) mortgage, hypothecate, give as security or as guaranty, any or all real property, whether movable or immovable, as well as other rights and undertakings, present or future, of the company, to secure any debenture or other assets, present or future, of the company or for the repayment of all or any money borrowed or to be borrowed or other obligations or liabilities, present or future, of the company.

Advance Notice Bylaw

Pursuant to our bylaw no. 3 relating to the advance notice of nominations of directors, which we refer to as the Advance Notice Bylaw, shareholders seeking to nominate candidates for election as directors other than pursuant to a proposal or requisition of shareholders made in accordance with the provisions of the CBCA, must provide timely written notice to our Corporate Secretary. To be timely, a shareholder's notice must be received (i) in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder must be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board of directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. The Advance Notice Bylaw also prescribes the proper written form for a shareholder's notice.

Quorum

Under our bylaws, the quorum for the transaction of business at a meeting of our board of directors is a majority of the number of directors or the minimum number of directors required by our articles of incorporation or by a resolution of the shareholders.

Under our bylaws, the quorum for the transaction of business at a meeting of our shareholders is the holders present in person or by proxy and holding in aggregate not less than 20% of our issued shares entitled to vote at such meeting.

Impediments to Change of Control

Our articles of incorporation do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves us.

Other Canadian Law Considerations

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition, or the Commissioner. Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in us, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Canada Act

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally, the threshold for advance review and approval will be higher in monetary terms for a member of the World Trade Organization. The Investment Canada Act generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

In addition, under the Investment Canada Act, national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada, with the relevant test being whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws.

Registration Rights

On April 23, 2019, we entered into a registration rights agreement with Consonance Capital Master Account LP and P Consonance Opportunities Ltd. in connection with a private placement pursuant to which we issued common shares to Consonance Capital Master Account LP and P Consonance Opportunities Ltd. in April 2019. Pursuant to the registration rights agreement, we agreed to use our commercially reasonable efforts to have a registration statement registering the common shares purchased by Consonance Capital Master Account LP and P Consonance Opportunities Ltd. in such private placement declared effective. We also agreed, among other things, to cause such registration statement to remain effective and to assist Consonance Capital Master Account L.P. and P Consonance Opportunities Ltd. with offerings of such securities. On March 17, 2020, we amended the registration rights agreement to provide that we will use reasonable best efforts to have this registration statement declared effective by the SEC.  We filed with the SEC a registration statement on Form F-1 to register the common shares held by Consonance Capital Master Account LP and P Consonance Opportunities Ltd., which was declared effective by the SEC on September 30, 2020.

In addition, if we propose to register (including, for this purpose, a registration effected by us for shareholders other than Consonance Capital Master Account LP and P Consonance Opportunities Ltd.) any of our securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a rights offering or pursuant to a registration statement on Form S-4, F-4 or S-8), we are obligated, at such time, to promptly give each of Consonance Capital Master Account LP and P Consonance Opportunities Ltd. notice of such registration. Upon the request of each of Consonance Capital Master Account LP and P Consonance Opportunities Ltd. given within 10 days after such notice is given by us, we are obligated, subject to underwriter requirements, to use commercially reasonable efforts to cause to be registered all of the registrable securities that each such holder has requested to be included in such registration. We have the right to terminate or withdraw any registration initiated by us before the effectiveness of such registration, whether or not any such holder has elected to include registrable securities in such registration. The expenses of such withdrawn registration will be borne by us.

We have also agreed, among other things, to indemnify each of Consonance Capital Master Account LP and P Consonance Opportunities Ltd. from certain liabilities and to bear all fees and expenses incident to the registration of our common shares purchased by each of Consonance Capital Master Account LP and P Consonance Opportunities Ltd. in such private placement, including fees, charges and disbursements of counsel to Consonance Capital Master Account LP and P Consonance Opportunities Ltd.

On October 29, 2020, we, Structured Alpha LP, or SALP, and Armistice Capital Master Fund Ltd., or Armistice (together with SALP, the “selling shareholders”), entered into a securities purchase agreement, as amended, and a registration rights agreement (together with the securities purchase agreement, the “private placement”), pursuant to which we agreed to file a registration statement with the SEC within 30 days from November 3, 2020 in order to register for resale (i) the common shares purchased by the selling shareholders in the private placement and (ii) the common shares issuable to the selling shareholders upon exercise of the prefunded warrants and warrants purchased by the selling shareholders in the private placement, and to use commercially reasonable efforts to have the registration statement declared effective within 90 days if there is no review by the SEC, and within 120 days in the event of such review. If we are notified by the SEC that the registration statement is not subject to review or the SEC has no further comments, the effectiveness deadline is five trading days from such notification. We are required to use commercially reasonable efforts to cause such registration statement to become effective as soon as possible and to remain continuously effective for a period that will terminate upon the earlier of (i) such time as all of the registrable securities covered by such registration statement have been sold by the holders or (ii) the date on which the registrable securities become eligible for resale by the selling shareholders under Rule 144 without volume or manner-of-sale restrictions.

Listing

Our common shares are listed on Nasdaq under the symbol “LMNL.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	title or designation;
•	the aggregate principal amount and any limit on the amount that may be issued;
•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
•	the maturity date and the date or dates on which principal will be payable;
•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place or places where payments will be payable;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
•	whether we will be restricted from incurring any additional indebtedness;
•	a discussion of any material or special Canadian or U.S. federal income tax considerations applicable to a series of debt securities;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;
•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement(s) relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and
•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;
•	reducing the principal amount of discount securities payable upon acceleration of maturity;
•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the number of securities purchasable upon exercise of the warrants;
•	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;
•	the date, if any, on and after which the warrants and the related securities will be separately transferable;
•	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of the material Canadian and U.S. income tax considerations applicable to the issuance or exercise of such warrants;
•	the anti-dilution and adjustment of share capital provisions of the warrants, if any;
•	the minimum or maximum amount of the warrants which may be exercised at any one time;
•	any circumstances that will cause the warrants to be deemed to be automatically exercised; and
•	any other material terms of the warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;
•	the price, if any, for the subscription rights;
•	the securities for which such rights are exercisable;
•	the exercise price for such rights;
•	the number of such rights issued with respect to each common share;
•	the extent to which such rights are transferable;
•	if applicable, a discussion of the material Canadian and U.S. income tax considerations applicable to the issuance or exercise of such rights;
•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and
•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agreement if we offer rights, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our common shares, rights, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

•

the terms of the units and of the common shares, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable units agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents; or
•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:

•	block transactions and transactions on the Nasdaq or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	Common brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents;
•	the method of distribution;
•	the public offering price or purchase price and the proceeds to us from that sale;
•	the expenses of the offering;
•	any discounts or commissions to be allowed or paid to the underwriters, dealers or agents;
•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any; and
•	any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

TAXATION

The material U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Certain matters of Canadian law with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Stikeman Elliot LLP, Montreal, Canada. Certain matters of U.S. law will be passed upon for us by Cooley LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Liminal BioSciences Inc. as of and for the years ended December 31, 2019 and 2018 appearing in Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended December 31, 2019, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers LLP is 1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Québec, Canada H3B 4Y1.

The consolidated statements of operations, comprehensive loss, changes in equity and cash flows of Liminal BioSciences Inc. for the year ended December 31, 2017 appearing in Amendment No. 1 to our Annual Report on Form 20-F/A for the year ended December 31, 2019 have been incorporated by reference herein in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

EXPENSES

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.

Amount To Be Paid
SEC registration fee		$21,820
FINRA filing fee		$30,500
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*
*	These fees will be determined and calculated at the time of each issuance of securities pursuant to this registration statement and accordingly cannot be estimated at this time.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of such contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We anticipate filing with the SEC, within three months after the end of each fiscal year, an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish or file with the SEC Reports of Foreign Private Issuer on Form 6-K and other information with the SEC as required by the Exchange Act. We, as a foreign private issuer, are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

We will also be subject to the full informational requirements of the securities commissions in all provinces and territories of Canada. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we intend to file with the Canadian provincial securities commissions. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) (http://www.sedar.com), the Canadian equivalent of the SEC’s Electronic Document Gathering And Retrieval System. Documents filed on SEDAR are not, and should not be considered, part of this prospectus.

We maintain a website at www.liminalbiosciences.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this prospectus is 001-39131.

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 20, 2020, as amended by Amendment No. 1 to our Annual Report on Form 20-F/A, filed with the SEC on August 4, 2020; and

•

our Reports on Form 6-K filed with the SEC on May 13, 2020, June 9, 2020, June 19, 2020, July 7, 2020, July 22, 2020 (two reports), August 10, 2020, August 17, 2020, September 14, 2020, November 2, 2020, November 9, 2020, November 12, 2020 and November 27, 2020 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

440 Armand-Frappier Boulevard, Suite 300

Laval, Québec, Canada

H7V 4B4

+1 450 781 0115

Attention: Investor Relations

You may also access these documents on our website, www.liminalbiosciences.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

Cogency Global Inc. is our agent to receive service of process with respect to any action brought against us in the United States. Cogency Global Inc. is located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.Indemnification of Directors and Officers.

Under the Canada Business Corporations Act, or CBCA, the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer (or in a similar capacity), of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding, or a Proceeding, in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that such person’s conduct was lawful. The aforementioned individuals are entitled to the indemnification described above from the Registrant if they were not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfills conditions (i) and (ii) above. The Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a Proceeding, however, the individual shall repay the moneys if the individual does not fulfill the conditions set out in (i) and (ii) above. The indemnification or the advance of any moneys may be made in connection with a derivative action only with court approval and only if the conditions in (i) and (ii) above are met.

Under the CBCA, the Registrant may purchase and maintain insurance for the benefit of any of the aforementioned individuals against any liability incurred by the individual in their capacity as a director or officer of the Registrant, or in their capacity as a director or officer, or similar capacity, of another entity, if the individual acted in such capacity at the Registrant’s request.

The foregoing description is qualified in its entirety by reference to the full text of the CBCA.

By-law No. 1 of the Registrant provides that, within the limits of the CBCA, the Registrant shall indemnify a director or officer, or former director or officer, or a person who acts or has acted at the Registrant’s request as a director or officer of a body corporate, of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges, and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant, or such body corporate, if the Registrant has reasonable grounds for believing that his conduct was lawful. By-law No. 1 of the Registrant also provides that the Registrant’s directors are authorized, without consent or confirmation from the shareholders, to indemnify any director or other person who has incurred or is about to incur his liability in respect of the affairs of the Registrant, and has warranted payment by mortgage or otherwise, the payment of any loss which the director could sustain due to his commitment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 9.Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date
1.1*	Form of Underwriting Agreement
3.1	Articles of Incorporation of Liminal BioSciences Inc., as amended, as currently in effect.	Form S-8	333-235692	4.1	12/23/2019
4.1	By-Law No. 1 of Liminal BioSciences Inc., as amended and currently in effect.	Form S-8	333-235692	4.2	12/23/2019
4.2	By-Law No. 2 of Liminal BioSciences Inc., as currently in effect.	Form S-8	333-235692	4.3	12/23/2019
4.3	By-Law No. 3 of Liminal BioSciences Inc., as currently in effect.	Form S-8	333-235692	4.4	12/23/2019
4.4	Registration Rights Agreement, dated April 23, 2019	Form 40-F	001-39131	99.69	11/12/2019
4.5	Amendment and Waiver to Registration Right Agreement, dated March 17, 2020	Form 20-F	001-39131	4.2	03/18/2020
4.6	Registration Rights Agreement, dated October 29, 2020	Form 6-K	001-39131	99.2	11/02/2020
4.7	Form of Indenture between the Registrant and one or more trustees to be named
4.8*	Form of Debt Securities
4.9*	Form of Warrant
4.10*	Form of Unit Agreement
5.1	Opinion of Stikeman Elliot LLP, Canadian counsel of the Registrant, as to the validity of the common shares, debt securities, warrants, units and rights
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Stikeman Elliot LLP (included in Exhibits 5.1)
24.1	Power of Attorney (included on signature page).

Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibit	File Date
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture.
*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 10.Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A)

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of The Trust Indenture Act in accordance with the rules and regulations presented by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Laval, Québec, Canada, on December 1, 2020.

LIMINAL BIOSCIENCES INC.

By:	/s/ Bruce Pritchard
Bruce Pritchard Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of Liminal BioSciences Inc., hereby severally constitute and appoint Bruce Pritchard and Murielle Lortie, each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of Liminal BioSciences Inc., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Bruce Pritchard Bruce Pritchard	Chief Executive Officer (Principal Executive Officer)	December 1, 2020

/s/ Murielle Lortie Murielle Lortie	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 1, 2020

/s/ Simon Best Simon Best	Director	December 1, 2020

/s/ Gary J. Bridger Gary J. Bridger	Director	December 1, 2020

/s/ Neil A. Klompas Neil A. Klompas	Director	December 1, 2020

/s/ Alek Krstajic Alek Krstajic	Chairperson of the Board of Directors and Director	December 1, 2020

/s/ Eugene Siklos Eugene Siklos	Director	December 1, 2020

/s/ Timothy Steven Wach Timothy Steven Wach	Director	December 1, 2020

Cogency Global Inc.

By: /s/ Colleen A. De Vries Name: Colleen A. De Vries Title: Sr. Vice President on behalf of Cogency Global Inc.	Authorized Representative in the United States	December 1, 2020